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                                                                    EXHIBIT 10.5

                                 PROMISSORY NOTE

$56,800,000                                                     January 30, 1998
                                                              New York, New York



                  FOR VALUE RECEIVED, UNITED INVESTORS REALTY TRUST, INC., a Texas corporation, having an office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Maker"), hereby promises to pay to NOMURA ASSET CAPITAL CORPORATION ("Payee"), at the account of the Payee, the principal sum of FIFTY-SIX MILLION EIGHT HUNDRED THOUSAND AND NO XX/100 DOLLARS ($56,800,000)(or such lesser amount as shall equal the aggregate principal amount of the Advances of the Loan Agreement hereinafter described), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of the Loan, at such office, in like money and funds, for the period commencing on the date of the Initial Advance until the Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date and amount of the each Advance made by Payee and evidenced hereby shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Payee on the schedule attached hereto or any continuation thereof.

                  This Note is the Note referred to in the Loan Agreement (as modified and supplemented and in effect from time to time, the "Loan Agreement") dated as of the date hereof between Maker and Payee and evidences the Loan to be made by Payee thereunder. Capitalized terms used in this Note without definition have the respective meanings assigned to them in the Loan Agreement.

                  This Note may be prepaid in whole as expressly permitted and on the terms set forth in the Loan Agreement.



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                  The Loan Agreement provides for the acceleration of the
maturity of this Note upon the occurrence of certain events, upon the terms and conditions specified therein.

                  This Note is secured by, among other things, the Mortgages and Assignments of Leases.

                  Any and all costs and expenses incurred or expended by the Payee, including, without limitation, reasonable attorneys' fees and disbursements, whether or not in connection with any action or proceedings, to
(a) protect and enforce any of its rights and remedies in connection with this Note, or (b) recover and collect any indebtedness evidenced hereby, shall be due and payable by the Maker to the Payee on demand together with interest thereon at the Default Rate from the date incurred or expended by the payee to the date paid or reimbursed by the Maker.

                  In connection with the payment in full of the Loan (whether upon maturity or voluntary or mandatory prepayment), at the request of the Maker and with the consent of the Payee, which shall not be unreasonably withheld, this Note may be split into two or more notes in such principal amounts as requested by the Maker, provided that the aggregate principal amount of such split notes equals the principal sum of this Note. Each of such split notes shall be identical to this Note except for the principal amount thereof.

                  The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive, to the extent permitted by law, demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment or changes in any manner of or in this Note or any of the other Loan Documents or in any of their respective terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

                  Maker has duly executed this Note as of the day and year first above written.

                                      MAKER

                                      UNITED INVESTORS REALTY TRUST, a Texas
                                      Real Estate Investment Trust



                                               By:/s/ Lewis H. Sandler
                                                  ------------------------------
                                                     Name:  Lewis H. Sandler
                                                     Title: President